Exhibit 99.1

FOR IMMEDIATE RELEASE

ReWalk Robotics Ltd. Appoints Ori Gon as Chief Financial Officer

MARLBOROUGH, MA / YOKNEAM ILIT, ISRAEL—January 5, 2018 – ReWalk Robotics Ltd. (“ReWalk” or the “Company”) (Nasdaq: RWLK) today announced the Company has appointed its Corporate Controller, Ori Gon as Chief Financial Officer (CFO), effective February 22, 2018, succeeding Kevin Hershberger, who has served as CFO since 2014. Mr. Hershberger is leaving to pursue an outside opportunity after putting in place and executing on ReWalk’s business strategies in collaboration with the Company’s board and management team. Mr. Hershberger will work closely with Mr. Gon to ensure a smooth and seamless transition.

“We are delighted to appoint Ori, who was originally hired and groomed under Kevin’s leadership and guidance, as ReWalk’s new CFO. Ori has a deep knowledge of our operating systems, experience in managing liquidity, and familiarity with our markets, making him uniquely qualified to continue to seamlessly drive our financial strategy,” said ReWalk CEO Larry Jasinski.

Mr. Gon, 36, has served as a Corporate Controller of the Company since July 2015. Previously, he served as Controller at On Track Innovations, Ltd. from 2012 to 2015. He served as an Audit Manager at KPMG from 2008 to 2012. Mr. Gon served as an officer in the Israeli Defense Forces from 2000 to 2004 and is now a captain in the military reserve. Mr. Gon is a CPA and holds a B.A. in Economics from Hebrew University of Jerusalem.

“We thank Kevin for all of his many contributions to ReWalk. Kevin has been an integral part and a valuable member of ReWalk’s management team. Kevin was instrumental in establishing a solid financial reporting and controls infrastructure and building an experienced and knowledgeable finance team, following ReWalk’s IPO. For the past three years, he has led strategic funding and business planning efforts to prepare ReWalk for long-term growth. We appreciate him staying on through the transition, and wish him the best in his future endeavors,” added Jasinski.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management for the financial statements for the third quarter of 2017 and for fiscal 2016, and the opinion of ReWalk’s auditors in their report on the Company’s financial statements for fiscal 2016, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of its offerings of its securities; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s ability to comply with the continued listing requirements of the NASDAQ Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended  December 31, 2016, as amended, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Media Contact:

Jennifer Wlach

T: 202-261-4000

E: media@rewalk.com